Exhibit 99
FOR IMMEDIATE RELEASE
December 19, 2024

Cintas Corporation Announces
Fiscal 2025 Second Quarter Results

CINCINNATI, December 19, 2024 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2025 second quarter ended November 30, 2024. Revenue for the second quarter of fiscal 2025 was $2.56 billion compared to $2.38 billion in last year’s second quarter, an increase of 7.8%. The organic revenue growth rate for the second quarter of fiscal 2025, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 7.1%.

Gross margin for the second quarter of fiscal 2025 was $1.28 billion compared to $1.14 billion in last year’s second quarter, an increase of 11.8%. Gross margin as a percentage of revenue was 49.8% for the second quarter of fiscal 2025 compared to 48.0% in last year's second quarter, an increase of 180 basis points. Energy expenses comprised of gasoline, natural gas and electricity were 20 basis points lower for the second quarter of fiscal 2025 compared to last year's second quarter.

Operating income for the second quarter of fiscal 2025 increased 18.4% to $591.4 million compared to $499.7 million in last year's second quarter. Operating income as a percentage of revenue was 23.1% in the second quarter of fiscal 2025 compared to 21.0% in last year's second quarter.

Net income was $448.5 million for the second quarter of fiscal 2025 compared to $374.6 million in last year's second quarter, an increase of 19.7%. The second quarter of fiscal 2025 effective tax rate was 20.7% compared to 20.9% in last year's second quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. Second quarter of fiscal 2025 diluted earnings per share (EPS) was $1.09 compared to $0.90 in last year's second quarter, an increase of 21.1%. The diluted EPS in each period is reflective of the impact of the four-for-one split of Cintas' common stock on September 11, 2024 (the Stock Split).

On December 13, 2024, Cintas paid an aggregate quarterly dividend of $158.0 million to shareholders, an increase of 14.9% from the amount paid last December.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, “Cintas delivered strong results in the second quarter, with robust year-over-year revenue and earnings growth, excellent margin expansion and strong cash generation. Our results reflect the exceptional execution of our employee-partners and the comprehensive value proposition we provide to our customers in supporting their image, safety, cleanliness and compliance needs.”

Mr. Schneider concluded, "We are updating our annual revenue expectations from a range of $10.220 billion to $10.320 billion to a range of $10.255 billion to $10.320 billion and updating our diluted EPS guidance from a range of $4.17 to $4.25 to a range of $4.28 to $4.34. We believe that Cintas’ differentiated culture, superior products and services and industry-best talent continue to position us to deliver meaningful value creation in fiscal 2025 and beyond.”

Please keep in mind there are two fewer workdays in fiscal 2025 compared to fiscal 2024. The following table helps illustrate the impact of two fewer workdays:

		Previous Guidance Fiscal 2025				Updated Guidance Fiscal 2025
(in millions)	Fiscal 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

	A	B	E	H	I	L	M	P	Q
Total revenue	$9,596.6	$10,220.0	6.5%	$10,320.0	7.5%	$10,255.0	6.9%	$10,320.0	7.5%
			E=(B-A)/A		I=(H-A)/A		M=(L-A)/A		Q=(P-A)/A
	C	D		D		D		D
Workdays in the period	262	260		260		260		260

	A	F	G	J	K	N	O	R	S
Workday adjusted revenue	$9,596.6	$10,298.6	7.3%	$10,399.4	8.4%	$10,333.9	7.7%	$10,399.4	8.4%
		F=(B/D)*C	E=(F-A)/A	F=(H/D)*C	K=(J-A)/A	N=(L/D)*C	O=(N-A)/A	R=(P/D)*C	S=(R-A)/A

Acquisition impacts			(0.3)%		(0.3)%		(0.7)%		(0.7)%

Organic revenue growth			7.0%		8.1%		7.0%		7.7%

Please note the following regarding the total revenue guidance:
•Guidance does not assume any future acquisitions.
•Guidance assumes a constant foreign currency exchange rate.
•Guidance assumes no significant economic disruption or downturn.

For fiscal 2025, we are raising our diluted EPS expectations from a range of $4.17 to $4.25 to a range of $4.28 to $4.34.

		Previous Guidance Fiscal 2025				Updated Guidance Fiscal 2025
	Fiscal 2024 (1)	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

Diluted EPS	$3.79	$4.17	10.0%	$4.25	12.1%	$4.28	12.9%	$4.34	14.5%

(1)All references made to common stock shares, common stock per share amounts and treasury stock shares in this table, in the accompanying consolidated condensed financial statements and applicable disclosures have been retroactively adjusted to reflect the effects of the Stock Split.

Please note the following regarding diluted EPS guidance:
•Fiscal year 2025 interest, net is expected to be approximately $101.0 million compared to $95.0 million in fiscal year 2024, predominately as a result of higher variable rate debt. This may change as a result of future share buybacks or acquisition activity.
•Fiscal year 2025 effective tax rate is expected to be 20.2%.
•Our diluted EPS guidance includes no future share buybacks or significant economic disruptions or downturn.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2025 second quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements regarding our future business plans and expectations, including the company's fiscal 2025 full-year guidance. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; supply chain constraints and macroeconomic conditions, including inflationary pressures and higher interest rates; changes in global trade policies, tariffs, and other measures that could restrict international trade; fluctuations in costs of materials and labor, including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our aspirations relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; risks associated with cybersecurity threats, including disruptions caused by the inaccessibility of computer systems data and cybersecurity management, the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics; the amount and timing of repurchases of our common stock, if any; changes in global tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2024 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President & Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2024	November 30, 2023	% Change
Revenue:
Uniform rental and facility services	$1,990,410	$1,850,542	7.6%
Other	571,373	526,635	8.5%
Total revenue	2,561,783	2,377,177	7.8%

Costs and expenses:
Cost of uniform rental and facility services	1,014,052	974,231	4.1%
Cost of other	271,028	261,398	3.7%
Selling and administrative expenses	685,313	641,865	6.8%

Operating income	591,390	499,683	18.4%

Interest income	(962)	(769)	25.1%
Interest expense	26,665	26,590	0.3%

Income before income taxes	565,687	473,862	19.4%
Income taxes	117,192	99,249	18.1%
Net income	$448,495	$374,613	19.7%

Basic earnings per share	$1.11	$0.92	20.7%

Diluted earnings per share	$1.09	$0.90	21.1%

Basic weighted average common shares outstanding	403,581	406,669
Diluted weighted average common shares outstanding	410,667	413,066

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2024	November 30, 2023	% Change
Revenue:
Uniform rental and facility services	$3,924,249	$3,677,367	6.7%
Other	1,139,121	1,042,140	9.3%
Total revenue	5,063,370	4,719,507	7.3%

Costs and expenses:
Cost of uniform rental and facility services	1,995,215	1,921,814	3.8%
Cost of other	539,321	514,574	4.8%
Selling and administrative expenses	1,376,413	1,282,880	7.3%

Operating income	1,152,421	1,000,239	15.2%

Interest income	(2,212)	(1,191)	85.7%
Interest expense	52,284	51,134	2.2%

Income before income taxes	1,102,349	950,296	16.0%
Income taxes	201,821	190,598	5.9%
Net income	$900,528	$759,698	18.5%

Basic earnings per share	$2.22	$1.86	19.4%

Diluted earnings per share	$2.19	$1.83	19.7%

Basic weighted average common shares outstanding	403,489	407,125
Diluted weighted average common shares outstanding	410,613	413,673

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Six Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023

Uniform rental and facility services gross margin	49.1%	47.4%	49.2%	47.7%
Other gross margin	52.6%	50.4%	52.7%	50.6%
Total gross margin	49.8%	48.0%	49.9%	48.4%
Net income margin	17.5%	15.8%	17.8%	16.1%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides these additional non-GAAP financial measures of free cash flow and organic revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables below.

Computation of Free Cash Flow

	Six Months Ended
(In thousands)	November 30, 2024	November 30, 2023

Net cash provided by operations	$908,136	$729,631
Capital expenditures	(194,337)	(200,527)
Free cash flow	$713,799	$529,104

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Organic Revenue Growth

	Three Months Ended			Six Months Ended
	November 30, 2024	November 30, 2023	Growth %	November 30, 2024	November 30, 2023	Growth %
	A	B	G	I	J	O
Revenue	$2,561,783	$2,377,177	7.8%	$5,063,370	$4,719,507	7.3%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	65		130	131

	E	F	H	M	N	P
Workday adjusted revenue	$2,561,783	$2,377,177	7.8%	$5,102,319	$4,719,507	8.1%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition and foreign currency exchange impact, net			(0.7)%			(0.5)%

Organic revenue growth			7.1%			7.6%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Total
For the three months ended November 30, 2024
Revenue	$1,990,410	$299,367	$272,006	$2,561,783
Gross margin	$976,358	$171,485	$128,860	$1,276,703
Selling and administrative expenses	$503,999	$96,262	$85,052	$685,313
Operating income	$472,359	$75,223	$43,808	$591,390

For the three months ended November 30, 2023
Revenue	$1,850,542	$266,401	$260,234	$2,377,177
Gross margin	$876,311	$145,316	$119,921	$1,141,548
Selling and administrative expenses	$476,700	$86,785	$78,380	$641,865
Operating income	$399,611	$58,531	$41,541	$499,683

For the six months ended November 30, 2024
Revenue	$3,924,249	$591,934	$547,187	$5,063,370
Gross margin	$1,929,034	$340,288	$259,512	$2,528,834
Selling and administrative expenses	$1,010,237	$193,777	$172,399	$1,376,413
Operating income	$918,797	$146,511	$87,113	$1,152,421

For the six months ended November 30, 2023
Revenue	$3,677,367	$527,094	$515,046	$4,719,507
Gross margin	$1,755,553	$291,092	$236,474	$2,283,119
Selling and administrative expenses	$949,414	$172,980	$160,486	$1,282,880
Operating income	$806,139	$118,112	$75,988	$1,000,239

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands)

	November 30, 2024	May 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,395	$342,015
Accounts receivable, net	1,370,493	1,244,182
Inventories, net	394,605	410,201
Uniforms and other rental items in service	1,094,039	1,040,144
Income taxes, current	10,920	—
Prepaid expenses and other current assets	177,939	148,665
Total current assets	3,170,391	3,185,207

Property and equipment, net	1,590,688	1,534,168

Investments	340,134	302,212
Goodwill	3,323,043	3,212,424
Service contracts, net	323,504	321,902
Operating lease right-of-use assets, net	184,159	187,953
Other assets, net	434,610	424,951
	$9,366,529	$9,168,817

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$418,259	$339,166
Accrued compensation and related liabilities	157,793	214,130
Accrued liabilities	753,986	761,283
Income taxes, current	—	18,618
Operating lease liabilities, current	46,921	45,727
Debt due within one year	630,808	449,595
Total current liabilities	2,007,767	1,828,519

Long-term liabilities:
Debt due after one year	2,026,963	2,025,934
Deferred income taxes	476,929	475,512
Operating lease liabilities	141,973	146,824
Accrued liabilities	419,791	375,656
Total long-term liabilities	3,065,656	3,023,926

Shareholders’ equity:
Preferred stock, no par value: 100 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 1,700,000 shares authorized FY 2025: 775,764 issued and 403,496 outstanding FY 2024: 773,097 issued and 405,008 outstanding	2,474,313	2,305,301
Retained earnings	11,202,524	10,617,955
Treasury stock: FY 2025: 372,268 shares FY 2024: 368,089 shares	(9,452,256)	(8,698,085)
Accumulated other comprehensive income	68,525	91,201
Total shareholders’ equity	4,293,106	4,316,372
	$9,366,529	$9,168,817

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2024	November 30, 2023
Cash flows from operating activities:
Net income	$900,528	$759,698

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	149,340	136,803
Amortization of intangible assets and capitalized contract costs	95,907	79,235
Stock-based compensation	65,784	53,182
Gain on sale of property and equipment	(4,295)	—
Deferred income taxes	3,753	(7,105)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(129,053)	(120,881)
Inventories, net	18,751	32,093
Uniforms and other rental items in service	(53,665)	(21,649)
Prepaid expenses and other current assets and capitalized contract costs	(110,105)	(80,056)
Accounts payable	80,292	14,981
Accrued compensation and related liabilities	(53,759)	(86,725)
Accrued liabilities and other	(25,770)	(30,453)
Income taxes, current	(29,572)	508
Net cash provided by operating activities	908,136	729,631

Cash flows from investing activities:
Capital expenditures	(194,337)	(200,527)
Purchases of investments	(7,092)	(7,475)
Proceeds from sale of property and equipment	5,908	—
Acquisitions of businesses, net of cash acquired	(154,884)	(73,997)
Other, net	1,402	(196)
Net cash used in investing activities	(349,003)	(282,195)

Cash flows from financing activities:
Issuance of commercial paper, net	181,000	210,000
Repayment of debt	—	(13,450)
Proceeds from exercise of stock-based compensation awards	575	929
Dividends paid	(295,564)	(255,839)
Repurchase of common stock	(651,518)	(423,128)
Other, net	(11,438)	(4,322)
Net cash used in financing activities	(776,945)	(485,810)

Effect of exchange rate changes on cash and cash equivalents	(1,808)	(219)

Net decrease in cash and cash equivalents	(219,620)	(38,593)
Cash and cash equivalents at beginning of period	342,015	124,149
Cash and cash equivalents at end of period	$122,395	$85,556